Exhibit 99.1

APLP HOLDINGS LIMITED PARTNERSHIP

AND SUBSIDIARIES

Consolidated Financial Statements (unaudited)

For the Three and Nine Months Ended September 30, 2016 and 2015

APLP HOLDINGS LIMITED PARTNERSHIP

AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in millions of U.S. dollars)
(unaudited)

	September 30,	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$21.2	$60.3
Restricted cash	6.4	10.4
Accounts receivable	75.4	130.6
Current portion of derivative instruments asset	1.6	—
Inventory	14.4	15.2
Prepayments and other current assets	16.5	12.8
Total current assets	135.5	229.3

Property, plant, and equipment, net	628.4	650.9
Equity investment in unconsolidated affiliates	277.6	286.2
Power purchase agreements and intangible assets, net	273.0	308.9
Goodwill	37.6	134.5
Derivative instruments asset	1.3	0.3
Other assets	5.3	8.0
Total assets	$1,358.7	$1,618.1

Liabilities
Current liabilities:
Accounts payable	$3.2	$6.0
Related party payables	28.5	101.1
Accrued interest	8.8	0.3
Other accrued liabilities	20.7	22.2
Current portion of long-term debt	99.2	13.4
Current portion of derivative instruments liability	13.4	35.1
Other current liabilities	4.1	2.5
Total current liabilities	177.9	180.6

Long-term debt, net of unamortized discount and deferred financing costs	726.0	629.5
Derivative instruments liability	17.4	12.9
Deferred income taxes	69.8	85.8
Power purchase and fuel supply agreement liabilities, net	26.2	27.0
Other long-term liabilities	51.7	280.2
Total liabilities	1,069.0	1,216.0
Commitments and contingencies

Equity
Partners’ capital	1,184.9	1,144.3
Accumulated other comprehensive loss	(140.1)	(137.5)
Retained deficit	(976.4)	(826.0)
Total APLP Holdings Limited Partnership equity	68.4	180.8
Preferred shares issued by a subsidiary company	221.3	221.3
Total equity	289.7	402.1
Total liabilities and equity	$1,358.7	$1,618.1

APLP HOLDINGS LIMITED PARTNERSHIP

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions of U.S. dollars)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Project revenue:
Energy sales	$37.5	$40.4	$129.7	$136.1
Energy capacity revenue	36.1	38.0	97.0	101.5
Other	16.5	18.1	54.2	59.4
	90.1	96.5	280.9	297.0
Project expenses:
Fuel	33.5	37.9	101.1	115.9
Operations and maintenance	25.9	22.1	70.7	71.7
Depreciation and amortization	23.4	25.8	70.0	78.1
	82.8	85.8	241.8	265.7
Project other income (expense):
Change in fair value of derivative instruments	8.2	5.4	22.4	11.2
Equity in earnings of unconsolidated affiliates	9.6	8.9	27.9	28.3
Interest expense, net	(0.6)	(0.7)	(2.0)	(2.3)
Other (expense) income	(84.2)	(0.1)	(84.4)	2.2
	(67.0)	13.5	(36.1)	39.4
Project (expense) income	(59.7)	24.2	3.0	70.7

Administrative and other expenses (income):
Administration	1.3	1.7	2.1	3.7
Interest, net	16.2	20.1	83.2	61.1
Foreign exchange (gain) loss	(2.5)	(9.6)	7.1	(21.8)
Other income, net	3.5	—	10.8	—
	18.5	12.2	103.2	43.0
(Loss) income from continuing operations before income taxes	(78.2)	12.0	(100.2)	27.7
Income tax expense (benefit)	2.6	1.7	(13.2)	(0.1)
Net (loss) income from continuing operations	(80.8)	10.3	(87.0)	27.8
Net income from discontinued operations	—	—	—	19.3
Net (loss) income	(80.8)	10.3	(87.0)	47.1
Net loss attributable to noncontrolling interests	—	—	—	(11.0)
Net income attributable to preferred shares of a subsidiary company	2.1	2.1	6.4	6.7
Net (loss) income attributable to APLP Holdings Limited Partnership	$(82.9)	$8.2	$(93.4)	$51.4

APLP HOLDINGS LIMITED PARTNERSHIP

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions of U.S. dollars)
(unaudited)

	September
	2016	2015
Cash flows from operating activities:
Net (loss) income	$(87.0)	$47.1
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	70.0	88.6
Gain on sale of discontinued operation	—	(47.9)
Loss on sale of assets	0.2	—
Stock-based compensation expense	1.4	2.0
Long-lived asset and goodwill impairment charges	84.8	—
Distributions from unconsolidated affiliates	36.5	40.0
Equity in earnings from unconsolidated affiliate	(27.9)	(28.1)
Unrealized foreign exchange loss (gain)	7.3	(22.4)
Change in fair value of derivative instruments	(22.4)	(10.6)
Change in deferred income taxes	(15.8)	23.6
Change in other operating balances
Accounts receivable	11.1	(14.6)
Inventory	0.9	1.8
Prepayments, supplies and other assets	35.0	6.1
Accounts payable	(26.9)	(5.9)
Accruals and other liabilities	8.5	2.6
Cash flows provided by operating activities	75.7	82.3

Cash flows provided by investing activities:
Proceeds from asset sales	—	326.3
Contribution to equity investment	—	(0.6)
Change in restricted cash	4.0	10.4
Capitalized development costs	—	(1.0)
Reimbursement of costs for third party construction project	4.7	—
Purchase of property, plant and equipment	(6.5)	(9.4)
Cash flows provided by investing activities	2.2	325.7

Cash flows used in financing activities:
Dividends paid to Parent	(247.2)	(358.5)
Dividends paid to noncontroling interests	—	(3.5)
Dividends paid on preferred shares of a subsidiary company	(6.4)	(6.7)
Proceeds from senior secured term loan facility, net of discount	682.9	—
Repayment of corporate and project-level debt	(530.1)	(64.5)
Deferred financing costs	(16.2)	—
Cash flows used in financing activities	(117.0)	(433.2)

Net decrease in cash and cash equivalents	(39.1)	(25.2)
Cash and cash equivalents at beginning of period at discountinued operations	—	3.9
Cash and cash equivalents at beginning of period	60.3	97.7
Cash and cash equivalents at end of period	$21.2	$76.4

Supplemental cash flow information
Interest paid	$31.3	$28.5
Taxes paid	$2.8	$4.5
Accruals for construction	$0.4	1.2